AGREEMENT FOR PURCHASE AND SALE OF ASSETS


            THIS AGREEMENT, made as of the ______ day of April, 1994, by and between Earth Care Products of America, Inc., a Florida corporation ("Buyer"), Jeanell Sales Corp., a Tennessee corporation ("Seller"), and Jean and Thomas
P. Brock (collectively, the "Brocks").


                             W I T N E S S E T H:


            WHEREAS, Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the Assets (as hereinafter defined); and

            WHEREAS, as a material inducement to Buyer to purchase the Assets of Seller, Brocks, the sole shareholders of Seller, desire to make certain representations and warranties and agrees to be bound by certain covenants and obligations as hereinafter provided;

            NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

      1.    PURCHASE AND SALE OF ASSETS.

            1.1 Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Seller does hereby sell, convey, transfer, assign and deliver to Buyer, and Buyer does hereby purchase from Seller, all of the assets, properties and businesses of Seller, tangible or intangible, as the same shall exist on the date hereof (exclusive of real estate property) (the assets being transferred hereunder are collectively referred to as the "Assets"), including without limitation, the following:

                  (a) All machinery, tools, furniture, equipment, leasehold improvements and other tangible personalty owned by Seller, including without limitation those items described on Schedule 1.1(a) attached hereto and incorporated herein (collectively, the "Equipment");

                  (b) All of Seller's inventory of merchandise, raw materials, plastics, work in process and finished goods, including without limitation those items described on Schedule 1.1(b) attached hereto and incorporated herein (collectively, the "Inventory");

                  (c) All of Seller's other recyclable goods, including without limitation, any scrap aluminum and copper metals;

                  (d) All licenses, consents and permits issued by any governmental authority which are assignable and which relate to the Seller or its business;

                  (e) All warranties which the Seller may have received from manufacturers or suppliers as to any of the Assets which are transferable;

                  (f) All of Seller's customer lists, profile cards, telephone lists and mailing lists;

                  (g) All formulae, mixes, secret processes and know how with respect to the manufacture and production of Seller's products, including without limitation, plastic lumber and reinforced plastic lumber; and

                  (h) All rights to the Seller's telephone numbers and Post Office Boxes, if any, and, in order to eliminate potential confusion with past customers of Seller, the name "Jeanell Sales", including any trademarks, servicemarks or copyrights related thereto.

            1.2   Purchase Price.

                  (a) Subject to adjustment as provided in paragraph (b) hereof, the purchase price for the Assets shall be Two Hundred Seventy Thousand Dollars ($270,000) (the "Purchase Price") plus the assumption of the liabilities set forth in Section 1.4. The Purchase Price shall be payable by the Buyer as follows: (i) Fifty Thousand Dollars ($50,000) shall be paid to Seller by cashier's check or other immediately available funds on the date hereof and shall be evidenced by a promissory note in the form attached hereto as Exhibit 1.2(a) (the "Note"), which Note shall be guaranteed by the Brocks pursuant to a Guaranty in the form attached hereto as Exhibit 1.2(a)-2 (the "Guaranty"); and (ii) the balance of Two Hundred Twenty Thousand Dollars ($220,000) (the "Remaining Balance") shall be paid by cashier's check or other immediately available funds on the Closing Date (as defined in Section 7.1 hereof). Simultaneous with the execution of this Agreement, Seller shall execute and deliver to Buyer the Note and Brocks shall execute and deliver the Guaranty.

                  (b) The Purchase Price shall be subject to downward adjustment by an amount equal to any payments received by Seller prior to the Closing Date for Work-in-process (as defined in Section 1.4 hereof)(the "Prepayments"). A list of Prepayments as of April 14, 1994 is attached hereto as Schedule 1.2(b) and shall be updated as of the Closing Date.

            1.3 Allocation of Purchase Price. Buyer and Seller and Brocks agree that they each will take the same position, as determined by Buyer in its reasonable discretion, with regard to the allocation of the purchase price (which may include allocations to the Employment Agreements, including the covenants not to compete contained therein, as provided by Sections 6.10 and
6.12 hereof) for tax purposes and will use such allocation in any and all tax returns or financial statements.

            1.4 Assumption of Certain Designated Liabilities. At the Closing and as part of the consideration for this transaction, the Seller shall assign to the Buyer all of its rights, title and interests, and the Buyer shall assume as of the Closing Date and agree to pay when due and otherwise perform thereunder, all of Seller's obligations and liabilities which arise or relate to the period commencing on and after the Closing Date under those unfilled orders, contracts and other commitments for sale of Seller's products and services, as set forth in Schedule 1.4 attached hereto and incorporated herein (collectively, the "Work-in-process").

            1.5 No General Assumption of Liabilities. Except as specifically set forth on Schedule 1.4 hereof, the Buyer does not and shall not assume any debts, obligations or liabilities of any nature whatsoever of the Seller or Brocks arising before or after the date hereof or in connection with any of the Assets or the business of Seller.

            1.6 Payment of Certain Fees and Taxes. Seller agrees to pay recording costs and all sales, transfer and license taxes and fees payable upon the transfer to Buyer of the Assets to be conveyed pursuant to this Agreement. In addition, Seller shall be responsible for: (a) any business, occupation, withholding, or similar tax, (b) any taxes of any kind related to any period before the Closing Date, or, if the transactions contemplated by this Agreement are not consummated for any reason, any taxes for any period, or (c) all income tax liabilities imposed on Seller (including, without limitation, because of the sale of the Assets contemplated hereby).

      2. REPRESENTATIONS AND WARRANTIES BY SELLER AND BROCKS. Seller and Brocks jointly and severally represent and warrant to Buyer that:

            2.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Tennessee, and has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it.

            2.2 Taxes. Except as provided on Schedule 2.2 (the "Outstanding Taxes"), within the times and in the manner prescribed by law, Seller has filed all foreign, federal, state, county and local tax returns required by law and has paid all taxes, assessments, and penalties (collectively, "Taxes") due and payable. There are presently no disputes as to taxes of any nature payable by Seller. There are no present or, to the best of Seller's knowledge and belief, potential disputes as to Taxes payable by Seller, that could themselves have or result in any material adverse effect on Seller, its business, or the Assets.

            2.3 Inventory. The Inventory consists of items of a quality and quantity usable and saleable in the ordinary course of Seller's business. All items included in the Inventory are the property of Seller. No items included in the Inventory have been pledged as collateral or are held by Seller on consignment from others.

            2.4 Equipment. Schedule 1.1(a) to this Agreement is a complete and accurate schedule describing all the Equipment. The Equipment constitutes all tangible personal property necessary for the conduct by Seller of its business as now conducted. The Equipment is in good and operable condition, reasonable wear and tear excepted.

            2.5 Title and Interests in Property. Seller has possession and good title to all the Assets and interest in Assets being purchased hereunder, whether personal, mixed, tangible or intangible, which constitute all the assets and interests in assets that are required in the businesses of Seller as now conducted. Except for the lien of the Bank of Sharon, which lien shall be released on or before the Closing Date, all of the Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, options, charges, encumbrances, claims or security agreements. There are no outstanding agreements or commitments of any nature obligating Seller to transfer the Assets to any other party. Upon the sale, transfer and assignment of the Assets hereunder, there shall be vested in Buyer good and valid title to all of the Assets free and clear of any lien, security interest, encumbrance or restrictions.

            2.6 Legal Compliance. Seller has complied with, and is not in violation of, applicable federal, state and local statutes, laws and regulations (including, without limitation, any applicable environmental, safety and health, building, zoning, or other law, ordinance, or regulation) affecting its employees, the operation of its business or the Assets (collectively, "Laws"). Seller has not received notice of any violation of any Laws and there are no such violations.

            2.7 Litigation. There is no suit, claim, audit, action, arbitration, or legal, administrative, or other proceeding, or non-insured workmen's compensation claim, or governmental investigation pending or threatened against or to the best of Seller's knowledge affecting (including those involving Seller as plaintiff) Seller's business or the Assets. Seller is not a party or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any aspect of its business. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

            2.8 Violations. The consummation of the transactions contemplated by this Agreement and the other documents and instruments required to be delivered herein will not result in or constitute any of the following: (a) a violation of any provision of the articles of incorporation, bylaws or other governing documents of Seller; (b) to the best of Seller's knowledge, a violation of any provisions of any Law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Seller or Brocks are a party or by which any of them or the property of any of them is bound, except as otherwise provided herein or in any Exhibits hereto; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller, except as otherwise provided herein or in any exhibits hereto; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of Seller.

            2.9 Legal Authority. Seller and Brocks have the right, power, legal capacity, and authority to enter into and perform its or their obligations under this Agreement and all documents delivered in connection herewith, and this Agreement constitutes, and each document or instrument to be executed by Seller or Brocks pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligation of Seller or Brocks, as the case may be, enforceable in accordance with its terms. The execution and delivery of this Agreement and of each document or instrument to be executed by Seller pursuant to the terms hereof, has been duly authorized by Seller's Board of Directors and stockholders.

            2.10 Licenses and Permits. Schedule 2.10 is a schedule of all licenses, consents and permits issued by any governmental authority used in connection with the operation of Seller's business. All such licenses, consents and permits have been duly and validly issued and are in full force and effect.

            2.11 Consents. Except as set forth on Schedule 2.11, to the best of Seller's and Brocks' knowledge, no consent, approval or authority of any nature, or other formal action, by any person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by Seller or Brocks, and the consummation by Seller and Brocks of the transactions provided for herein.

            2.12 Prepaid Work-in-Process. Schedule 1.2(b) to this Agreement is a complete and accurate listing of all payments received on account of or relating to Work-in-process.

      3. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants that:

            3.1 Organization and Good Standing. Buyer is a Florida corporation, duly organized, validly existing, and in good standing under the laws of Florida. Buyer has all necessary powers to own its properties and carry on its business as now owned and operated by it.

            3.2 Legal Authority. Buyer has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and this Agreement constitutes, and each document or instrument to be executed by Buyer pursuant to the terms hereof upon its execution and delivery will have been duly executed and delivered and will constitute, the valid and legally binding obligation of Buyer, enforceable in accordance with its terms. The execution and delivery of this Agreement by Buyer has been, and the execution and delivery of each document or instrument to be executed by Buyer pursuant to the terms hereof will be, duly authorized by all necessary action.

      4.    OBLIGATIONS OF THE PARTIES BEFORE CLOSING.

            4.1   Rights of Access.

                  (a) Buyer and its counsel, employees, accountants, and other representatives shall have full access to all properties, books, accounts, records, contracts, files, correspondence, tax records and documents of or relating to Seller or the Assets. Seller shall at its sole cost and expense promptly furnish or cause to be furnished to Buyer and its representatives all data and information concerning such businesses, assets, finances, and properties of Seller that may be requested. Buyer, at its cost, shall have the right to cause its agents to conduct such reviews and investigations as Buyer deems necessary or advisable. Buyer shall have the right to consult with the certified public accountants for Seller and said accountants are hereby authorized to disclose all information in their possession to Buyer with respect to Seller and the assets and businesses being purchased hereunder.

                  (b) Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, and other representatives will hold in strict confidence all data and information obtained in connection with this transaction or Agreement, with respect to the businesses of Seller; and if the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller all data and information made available to Buyer in connection with this transaction.

            4.2 Continuation of Business. Seller will carry on its businesses and activities diligently and in the same manner as they previously have been carried out, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting, or operation that will vary from those methods used by Seller as of the date of this Agreement.

            4.3 Specific Acts. Seller and Brocks will use their respective best efforts, without making any commitments on behalf of Buyer, to preserve Seller's business intact, including, without limiting the generality of the foregoing:

                  (a) do or cause to be done all things necessary to preserve and keep in full force and effect Seller's corporate existence as described in Section 2.1 and all franchises, rights and privileges, goodwill, assets, real and personal property, operations, licenses, permits, approvals, businesses and prospects, and comply with the requirements of all Laws and all rules, regulations and orders of all regulatory agencies and authorities having jurisdiction over Seller, its business, assets or its properties;

                  (b) prior to the date upon which penalties attach thereto, pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments and governmental charges or levies imposed upon Seller or upon Seller's income or property except those for which a dispute exists or the claim for which may be questionable provided that such matters are contested in good faith by appropriate proceedings, and are disclosed to Buyer;

                  (c) promptly notify Buyer in writing of any actual or threatened investigation, claim, action, suit or proceeding, and any administrative or governmental actions, suits or claims which are commenced against, by or relating to Seller the Assets or this Agreement before any court or any governmental department, commission, board, bureau, agency or instrumentality;

                  (d) refrain from knowingly doing any act or omitting to do any act, or knowingly permit any act or omission to act, which will cause a breach of any agreement to which Seller is bound or a failure of performance of any obligation of Seller;

                  (e) continue to employ the employees of Seller, and promptly notify Buyer if Seller has reason to know that any employee does not plan to continue in his respective position of employment at any time after the date of this Agreement;

                  (f) preserve each of Seller's existing relationships with suppliers, customers and others having material business relationships with any of them; and

                  (g) to keep the Assets in good working order and repair, reasonable wear and tear excepted, and perform all necessary repairs, maintenance, and replacements.

            4.4 Insurance. With respect to the Assets and until 12:01 a.m. on the day immediately following the Closing Date Seller will keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it.

            4.5 Prohibited Acts. Seller shall not, without Buyer's prior written consent, do, or agree to do, any of the following acts:

                  (a) transfer, sell, assign or otherwise dispose of any of its assets other than in the ordinary course of its business, provided Seller shall dispose of none of the Assets in such manner other than Inventory;

                  (b) assume, guarantee, endorse or become liable on, or agree to repurchase the obligation of any person, firm or corporation, or suffer to exist any such assumption, guarantee, endorsement, liability or repurchase agreement except for the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; or

                  (c) make any loan or advance to, or make any investment in, any person, firm or corporation whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, or create any Account Receivable, except in the ordinary course of business.

            4.6 Business Documentation. At the request of Buyer, Seller will document and describe any of its business procedures specified by Buyer, in form and content satisfactory to Buyer in Buyer's sole and absolute discretion.

            4.7 Discussions with Others. Neither Seller nor Brocks will nor will permit or authorize any officer, director, employee or representative of Seller to solicit or encourage inquiries (including by way of furnishing information) or the making of any proposal which is reasonably expected to lead to any acquisition or purchase of any portion of the Assets or any merger or consolidation of Seller with any third party.

            4.8 Pursuit of Consents. Commencing on the date hereof and continuing to the Closing, Seller and Brocks shall use their best efforts and due diligence to obtain all consents and approvals necessary for the lawful consummation of the transactions contemplated hereby, including the release of the Bank of Sharon's lien on the Assets. Buyer shall cooperate in all reasonable respects to enable Seller to obtain the necessary consents.

            4.9 Resolution of Tax Liens. Commencing on the date hereof and continuing to the Closing, Seller and Brocks shall use their best efforts and due diligence to obtain payoff letters from the Internal Revenue Service as to the amount owing of Outstanding Taxes (including penalties and interest), together with a commitment to release any and all federal tax liens, including without limitation, that certain Notice of Federal Tax Lien dated June 24, 1992 in the amount of $26,985.28, upon the payment of same (collectively, the "Tax Payoff Documents").

            4.10 Update of Schedules. Seller shall update all schedules and exhibits referred to in Section 2 hereof, including the prepaid Work-in-process schedule provided in Section 2.12, through and as of the Closing Date, and shall deliver such updated schedules and exhibits to Buyer.

      5. BULK TRANSFER. Seller shall not be required to comply with any applicable Bulk Transfer Law in respect to the transactions contemplated by this Agreement. The Seller and Brocks shall, jointly and severally, indemnify, defend, and hold harmless the Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, but not limited to, interest, penalties, and attorneys' and paraprofessional fees and disbursements (including, but not limited to, any attorneys' and paraprofessional fees and disbursements incident to any appeals), that it shall incur or suffer, which arise, result from, or relate to failure by the Seller to comply with any such applicable Bulk Transfer Law. Seller reserves the right to contest in good faith any claims made pursuant to such laws.

      6.    CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.

            6.1 General. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 6. Buyer may waive in writing any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller or Brocks shall be in default of any of their representations, warranties, or covenants under this Agreement. Written notice of all waivers by Buyer, if any, shall be delivered to Seller at or before the Closing.

            6.2 Renewal of Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Seller and Brocks in this Agreement or in any written statement that shall be delivered to Buyer by any of them under this Agreement shall be true on and as of the Closing Date as though made at that time. No written statement contrary to the representations and warranties herein shall result in or cause the waiver of any or all of Seller's or Stockholders' representations and warranties herein.

            6.3 Performance of Covenants. Seller and Brocks shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

            6.4 Adverse Changes. During the period from the date of this Agreement to the Closing Date there shall not have been any material adverse change in the financial condition or the results of operations of Seller. If any of the Assets to be transferred or conveyed to Buyer pursuant to this Agreement is damaged or destroyed by fire or other casualty prior to the Closing Date and the aggregate amount of all such damage or destruction equals or exceeds $20,000, Buyer may terminate this Agreement and both parties shall thereupon be relieved of liability under this Agreement, or Buyer may elect to close and accept in lieu of any diminution in the purchase price the insurance proceeds payable with respect to the damage; provided, however, that Buyer shall be required to make one of these elections in such case.

            6.5 Performance Certificate. Buyer shall have received a certificate, dated the Closing Date, signed and verified by Seller's President certifying, in such form and detail as Buyer and its counsel may reasonably request, that the conditions specified in Article 6 of this Agreement have been fulfilled.

            6.6 Due Authorization. The execution and delivery of this Agreement by Seller and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Seller, all in form and substance satisfactory to Buyer and its counsel.

            6.7 Consents. All necessary agreements and consents of any person to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it shall have been obtained by Seller at its sole cost and expense and delivered to Buyer in form and substance satisfactory to Buyer and its counsel.

            6.8 Tax Payoff Documents. Seller shall have obtained the Tax Payoff Documents in form and substance acceptable to Buyer.

            6.9 Corporate Documentation. Buyer shall have received the following with respect to Seller:

                  (a) Certificate of good standing (as of a date not more than five (5) days prior to the Closing Date) from the Secretary of State of Tennessee; and

                  (b) A certificate executed by Seller's secretary, dated as of the Closing Date, with respect to the incumbency of its officers and attesting to the validity and accuracy of Seller's articles of incorporation and by-laws.

            6.10 Perry Employment Agreement. Thomas P. Brock shall have entered into an Employment Agreement as of the Closing Date with the Buyer in the form attached hereto as Exhibit 6.10, which Employment Agreement also contains a covenant not-to-compete.

            6.11 Lease/Option Agreement. Seller and Buyer shall have entered into a Lease/Option Agreement relating to the lease of the real property located at Sharon, Tennessee, together with all improvements thereon, in the form attached hereto as Exhibit 6.11 (the "Lease").

            6.12 Employment Agreement. Buyer and Thomas G. Brock shall have executed and delivered an Employment Agreement as of the Closing Date in the form attached hereto as Exhibit 6.12, which Employment Agreement also contains a covenant not to compete.

      7.    THE CLOSING.

            7.1 Time and Place. The transfer of the Assets by Seller to Buyer (the "Closing") shall take place at the office of counsel for Buyer, Proskauer Rose Goetz & Mendelsohn, at One Boca Place, 2255 Glades Road, Suite 340 West, Boca Raton, Florida 33431 at ________ a.m. local time, on the third business day following satisfaction or waiver of all conditions precedent to Buyer's obligations or at such other time and place as the parties may agree to in writing; but in no event later than June 1, 1994, unless otherwise extended by mutual agreement of the parties (the "Closing Date").

            7.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel:

                  (a) A certificate executed by the President of Seller and each of the Brocks, dated the Closing Date, certifying that Seller's and Brocks' representations and warranties in this Agreement are true and correct at and as of the Closing Date, as though each representation and warranty had been made on that date;

                  (b)   Each of the documents and certificates referred to in
Article 6 hereof, including without limitation, the Tax Payoff Documents, the Lease, and the Consulting Agreement;

                  (c) Such other deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as shall be effective to vest in Buyer all of Seller's rights, title and interests in and to the Assets; and

                  (d) All contracts and copies of all documents, instruments, books, records and data of Seller relating to the Assets.

            Simultaneously with the consummation of the transfer of the Assets, Seller, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

            Seller and Brocks, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred by this Agreement.

            7.3 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following against delivery of the items specified in Section 7.2:

                  (a)   The original Note and Guaranty;

                  (b) The Remaining Balance, less an amount equal to the outstanding Tax Obligations as set forth in the Tax Payoff Documents and the amount necessary for the Bank of Sharon to release its lien on the Assets, which Buyer shall pay directly to the IRS or the Bank of Sharon, as the case may be;

                  (c)   The Lease; and

                  (d) A certificate executed by the President or Chief Executive Officer of Buyer, dated the Closing Date, certifying that all Buyer's representations and warranties in this Agreement are true and correct at and as of the Closing Date, as though each representation and warranty had been made on that date.

      8.    TERMINATION.

            8.1 Termination of Agreement and Abandonment of Purchase. Anything herein to the contrary notwithstanding, this Agreement and the purchase contemplated hereby may be terminated as follows, and in no other manner:

                  (a)   at any time by mutual consent of Seller and Buyer;

                  (b) by Buyer, at any time in the event of any breach of a representation, warranty or covenant by Seller or Brocks; provided Seller or Brocks, as the case may be, shall have 5 days after notice of such breach to cure such breach to the satisfaction of Buyer;

                  (c) subject to earlier termination pursuant to the provisions of Section 6.4 hereof, by Buyer, if by the Closing Date the transactions contemplated by this Agreement have not otherwise been consummated, unless due to the failure by Buyer to perform its covenants and obligations under this Agreement; or

                  (d) by Seller, if by the Closing Date the transactions contemplated by this Agreement have not otherwise been consummated, unless due to the failure by Seller to perform its covenants and obligations under this Agreement.

            8.2 Results of Termination. Any termination of this Agreement shall operate as a complete release and extinguishment of all liabilities and obligations of each party to any other party to this Agreement; provided, however, that any termination pursuant to either Section 8.1 (b) or Sections 8.1(c) or 8.1(d) due to either a breach by Seller or Brocks or the failure by Buyer or Seller or Brocks to perform any of their respective covenants or obligations hereunder (the party breaching or failing to perform shall be referred to as the "Failing Party") shall not affect the rights of the non-Failing Party to pursue all of its rights and remedies for breach of this Agreement by the Failing Party. Except in the event of termination of this Agreement by Seller pursuant to Section 8(d) as a result of Buyer's failure to perform any of its covenants or obligations hereunder, the Deposit shall be immediately returned to the Buyer. Any termination of this Agreement pursuant to Section 6.4 hereof shall not be deemed to result from a breach of this Agreement.

      9.    OBLIGATIONS AND OTHER TRANSACTIONS AFTER CLOSING.

            9.1   Indemnification.

                  (a) Seller and Brocks shall, jointly and severally, indemnify, defend, and hold harmless Buyer from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, but not limited to, interest, penalties, and attorneys' and paraprofessional fees and disbursements, that Buyer shall incur or suffer, which arise, result from, or relate to: (i) any breach of, or failure by Seller or Brocks to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any exhibit, or other instrument or document furnished or to be furnished by Seller or Brocks under this Agreement, (ii) the operation of Seller's business prior to the Closing Date, including any customer complaints which were based on work performed prior to the Closing Date or (iii) any liability of Seller or Brocks not expressly assumed hereunder, including any liability affecting the Assets as a result of any applicable Bulk Transfer Law or the termination of Seller's employees pursuant to Section 9.2 hereof.

                  (b) Buyer shall indemnify, defend and hold harmless Seller and Brocks from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, but not limited to, interest, penalties, and attorneys' and paraprofessional fees and disbursements, that shall incur or suffer, which arise, result from, or relate to any breach of, or failure to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any exhibit, or other instrument or document furnished or to be furnished by Buyer under this Agreement.

                  (c) A party seeking indemnification hereunder shall promptly notify the other of the existence of any claim, demand or other matter to which the other's indemnification obligations would apply, and if a third party claim reasonably and in good faith disputed by such party shall give it or them a reasonable opportunity to defend the same at its or their own expense and with counsel of its or their own selection; provided that the party seeking indemnification shall at all times also have the right to fully participate in the defense at its expense. If the other party shall within a reasonable time after this notice fail to defend, the party seeking indemnification shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the other party. A party obligated to provide indemnification hereunder shall satisfy its or their indemnification obligations in cash within thirty (30) days after receipt of notice of a claim from the other party, or if with respect to a third party claim being defended in good faith by the party with the indemnification obligation, upon resolution of such claim and in any event not later than the rendering of a judgment by a court or other tribunal with respect to such claim.

                  (d) In the event Seller and Brocks refuse or fail to indemnify Buyer pursuant to any indemnification obligation under this Agreement, Buyer shall have the right to set-off and deduct the amount of such obligation from any amounts now or hereafter owed by Buyer to Seller or Brocks under any agreement (including amounts owing in the event of exercise of Buyer's purchase option under the Lease) or obligation and/or the Buyer shall have the right to proceed directly against Seller or Brocks for the indemnity obligation.

            9.2 Employees. Seller will terminate the employment of each of its employees, effective at 12:01 a.m. on the day following the date hereof, and will pay all liabilities relating to its employment of and termination of such employees. Seller shall assist Buyer in the orderly transition and immediate re-employment by Buyer of such of Seller's employees designated by Buyer.

            9.3 Taxes. Seller shall file all withholding tax reports for all periods ending prior to and on the date hereof, shall file all taxes for such periods and will be entitled to any refunds of withholding taxes paid by it with respect to such periods.

            9.4 Name Change. Within thirty (30) days of the date hereof, Seller shall take all necessary steps to change the name of Seller, including amending its Articles of Incorporation, so as to delete therefrom the phrase "Jeanell Sales". Seller further agrees that it shall not use any confusingly similar name and that all rights and goodwill associated with its name are being transferred to Buyer hereunder.

            9.5 Collection of Accounts Receivable. Buyer agrees that any payments received by Buyer from an account debtor of Seller in payment of an account receivable (other than with regard to Work-in-process) of Seller shall be turned over to Seller. Buyer shall have no obligation to collect any such accounts receivable. Seller agrees (i) that it shall promptly notify Buyer of any delinquencies in its collection of accounts receivable, (ii) not to use any form of collection procedure or mechanism which Buyer deems reasonably objectionable and (iii) to promptly remit to Buyer any payments received after the Closing Date relating to Work-in-process.

      10.   MISCELLANEOUS.

            10.1 Brokers. Each of the parties represents and warrants that it or he has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it or he knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

            10.2 Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

            10.3 Assignments. No party shall assign his or its rights and/or obligations hereunder without the prior written consent of each other party to this Agreement, except that Buyer may freely assign this Agreement (and any of the Exhibits hereto) and its rights and obligations hereunder (or thereunder) to any corporation controlled by, controlling, under common control with, or otherwise affiliated to, the Buyer.

            10.4 Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

            10.5 Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Buyer:
2300 Glades Road
Suite 440 West
Boca Raton, FL 33431
Attn: David A. Farrow, President

If to Seller or Brocks:
Sharon Industrial Park
P. O. Box 537
Sharon, TN  38255-0537
Attn:  Thomas P. Brock

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

            10.6 Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            10.7 Specific Performance. Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

            10.8 Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally
(a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party as may be provided under applicable laws or court rules in said state.

            10.9 Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

            10.10 Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

            10.11 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

            10.12 Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties, including without limitation, the Letter Agreement.

      IN WITNESS WHEREOF, the parties of this Agreement have duly executed it on the day and year first written.


WITNESSES:                    EARTH CARE PRODUCTS OF AMERICA, INC.


____________________________        By: ____________________________
                                    Its:  President
____________________________


                                    JEANELL SALES CORP.


____________________________        By: ____________________________
                                    Its:  President
____________________________


_____________________________       ________________________________
                                    Thomas P. Brock
____________________________


_____________________________       ________________________________
                                    Jean Brock
____________________________